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                                                                     Exhibit 4.2


                           THE KEITH COMPANIES, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------


     This Nonqualified Stock Option Agreement (the "Agreement") is entered into
                                                    ---------
as of (Date), by and between The Keith Companies, Inc. (formerly known as The Keith Companies - Inland Empire, Inc.), a California corporation (the "Company")
                                                                       -------
and (FirstName) (LastName)  (the "Optionee") pursuant to the Company's Amended
                                  --------
and Restated 1994 Stock Incentive Plan (the "Plan").
                                             ----

     1.   Grant of Option.   The Company hereby grants to Optionee an option
          ---------------
(the "Option") to purchase all or any portion of a total of (Amount) ((Amount2))
      ------
shares (the "Shares") of the Common Stock of the Company at a purchase price of
             ------
(Price) ($(Price2)) per share (the "Exercise Price"), subject to the terms and
                                    --------------
conditions set forth herein and the provisions of the Plan. This Option is NOT intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
                                                    ----

     2.   Vesting of Option.   The Optionee may not purchase any shares by
          -----------------
exercise of this Option between the date of this Agreement and the first anniversary date hereof. On and after the following anniversary dates of this Agreement this Option may be exercised up to the indicated number of shares covered by this Option:

                             Percentage     Cumulative
            Anniversary      Initially      Percentage
               Date          Exercisable    Exercisable
           --------------   ------------   ------------
           First                 20%            20%
           Second                20%            40%
           Third                 20%            60%
           Fourth                20%            80%
           Fifth                 20%           100%

     No additional shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service; provided, however, if the Optionee shall take a leave of absence exceeding thirty (30) days which is authorized by the Company in writing and the Optionee recommences providing services to the Company at the end of such authorized leave of absence, then the vesting date(s) for any Option(s) that are unvested at the date of commencement of such leave of absence shall be extended by the length of such leave of absence.

     3.   Term of Option.   Optionee's right to exercise this Option shall
          --------------
terminate upon the first to occur of the following:

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          (a)  the expiration of ten (10) years from the date of this Agreement.

          (b) the expiration of thirty (30) days from the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than permanent disability or death or voluntary resignation: provided, however, that if Optionee dies during such thirty-day period the provisions of Section 3(d) below shall apply;

          (c) the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

          (d) the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to Optionee's death or if death occurs during the thirty-day period following termination of Optionee's Continuous Service pursuant to Section 3(b) above; or

          (e) the expiration of ninety (90) days from the date of termination of Optionee's Continuous Service if such termination is due to voluntary resignation; provided, however that if Optionee dies during such ninety-day period the provisions of Section 3(d) above shall apply.

     As used herein, the term "Continuous Service" means (i) employment by
                               ------------------
either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee's term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

     4.   Exercise of Option.   On or after the vesting of any portion of this
          ------------------
Option in accordance with Section 2 above, and until termination of this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased).

          (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section
     5.3 of the Plan);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under Federal, State or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements

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     for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

     5.   Death of Optionee; No Assignment.   The rights of the Optionee under
          --------------------------------
this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of his or her death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and
                  ---------
obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

     6.   Representations and Warranties of Optionee.
          ------------------------------------------

          (a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "Act"), on the basis of certain exemptions
                                   ---
     from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

          (c) Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

     7.   Restrictive Legends.   Optionee hereby acknowledges that Federal
          -------------------
securities laws and the securities laws of the State in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents

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to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

     8.   Limitation of Company's Liability for Nonissuance.   The Company
          -------------------------------------------------
agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company's counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority or approval shall not have been obtained.

     9.   Call Option.
          -----------

          (a) Upon the termination of the Optionee's Continuous Service for any reason, including, without limitation, death or permanent disability, voluntary termination or involuntary termination without cause (or in the event Optionee is a transferee if original Optionee's Continuous Service terminates), the Company shall have the right to purchase for cash all or any portion of the Shares acquired pursuant to the exercise of this Option which are held by Optionee (the "Purchased Shares").
                                      ----------------

          (b) The Company may purchase all or any portion of such Purchased Shares at a per Share price equal to the greater of (i) the Fair Market Value of such shares as defined in the Plan and (ii) the original purchase price paid by Purchaser, plus one percent (1%) per month on a cumulative, compound basis.

          (c) Any Call Option may be exercised by delivery of written notice thereof (the "Call Notice") to Optionee within sixty (60) days of the later
                   -----------
     of (i) the Termination Date or (ii) the dates of exercise of the option to which the Purchased Shares relate (the "Call Option Exercise Period"). The
                                             ---------------------------
     Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the Purchased Shares with respect to which the Call Option is being exercised.

          (d) The closing of any purchase of Purchased Shares pursuant to the exercise of the Call Option pursuant to this paragraph 9 shall take place as soon as reasonably practicable and in no event later than ten (10) days after termination of the applicable Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. At the closing of any purchase and sale of Purchased Shares pursuant to this Paragraph 9, Optionee shall deliver to the Company a certificate or certificates representing the Purchased Shares to be purchased by the Company duly endorsed, or with stock powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed, and the Company shall pay to Optionee the purchase price of the Purchased Shares being purchased by the Company. The delivery of a certificate or certificates for Purchased Shares by any Person selling Purchased Shares pursuant to this Paragraph 9 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Purchased Shares; (ii) such Person has all necessary power and authority and has taken all

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     necessary action to sell such Purchased Shares as contemplated; and (iii)
     such Purchased Shares are free and clear of any and all liens or encumbrances.

          (e) The provisions of this Paragraph 9 shall automatically terminate upon the earlier to occur of (i) in the event that the Company sells substantially all of its assets, merges into, consolidates with or enters into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation (other than one in which 50% or more of the outstanding capital stock of the surviving corporation is held by the Company's current stockholders), or if the Company is the surviving corporation and ownership of the outstanding capital stock of the Company following the transaction changes by 50% or more as a result of such transaction, or (ii) on the date of closing of an initial public offering registered on Form S-1 (or any successor form) under the Act of securities of the Company.

     10.  Right of First Refusal.
          ----------------------

          (a) The Purchased Shares, as defined above, acquired pursuant to the exercise of this Option may be sold by the Optionee only in compliance with the provisions of this Section 10, and subject in all cases to compliance with the provisions of Section 6(b) hereof. Prior to any intended sale, Optionee shall first give written notice (the "Offer Notice") to the
                                                    ------------
     Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Optionee proposes to sell (the "Offered Shares"), (iv) the price for which he or she proposes to sell the
      --------------
     Offered Shares, and (v) all other material terms and conditions of the proposed sale.

          (b) Within thirty (30) days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the "Acceptance Notice") to
                                                          -----------------
     the Optionee specifying the number of Offered Shares that the Company or its nominees elect to purchase. Within fifteen (15) days after delivery of the Acceptance Notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Optionee a check in the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 10, against delivery by the Optionee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Optionee shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice, provided, however, that such sale or other transfer must be consummated within sixty (60) days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 10.

          (c) The Optionee may transfer all or any portion of the Shares to a trust established for the sole benefit of the Optionee and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 10, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 10.

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          (d)  Any Successor of Optionee pursuant to Section 5 hereof, and any transferee of the Shares pursuant to this Section 10, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 10.

          (e) All stock certificates evidencing the Shares shall be imprinted with a legend substantially as follows:

          "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
          TO CERTAIN RESTRICTION AGAINST TRANSFER, INCLUDING A RIGHT OF REPURCHASE AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION, AS SET FORTH IN A STOCK OPTION AGREEMENT DATED (Date). TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

          (f)  The rights provided the Company and its nominee(s) under this
     Section 10 shall terminate upon the closing of the initial public offering of shares of the Company's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

     11.  Adjustments Upon Changes in Capital Structure.   In the event that the
          ---------------------------------------------
outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

     12.  Mergers, Reorganizations, etc.  In the event that the Company at any
          -----------------------------
time proposes to sell substantially all of its assets, merge into, consolidate with or to enter into any other reorganization in which the Company is not the surviving corporation, this Option shall terminate upon the effective date of such transaction unless provision is made in writing in connection with such transaction for (a) the assumption of this Option or the substitution of this Option of a new option or comparable value covering shares of a successor corporation, with the appropriate adjustments as to the number and kind of shares and the Exercise Price, in which event this Option or the new option substituted therefor shall continue in the manner and under the terms so provided, or (b) the substitution for this Option of a program or plan to provide rights to Optionee to receive, on exercise of such rights, the type and amount of consideration Optionee would have received had he or she exercised this Option prior to such transaction and less the aggregate Exercise Price therefor.

     13.  No Employment Contract Created.   Neither the granting of this Option
          ------------------------------
nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its

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subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

     14.  Rights as Shareholder.   The Optionee (or transferee of this option by
          ---------------------
will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

     15.  "Market Stand-Off" Agreement.   Optionee agrees that, if requested by
          ----------------------------
the Company or the managing underwriter of any proposed public offering of the Company's securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

     16.  Interpretation.   This Option is granted pursuant to the terms of the
          --------------
Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of
                                  -------------
the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

     17.  Notices.   Any notice, demand or request required or permitted to be
          -------
given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

     18.  Governing Law.   The validity, construction, interpretation, and
          -------------
effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

     19.  Severability.   Should any provision or portion of this Agreement be
          ------------
held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

     20.  Counterparts.   This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

     21.  California Corporate Securities Law.   The sale of the shares that are
          -----------------------------------
the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Sections 25100, 25102 or 25105 of the California Corporate Securities Law of 1968, as amended. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE KEITH COMPANIES, INC.           OPTIONEE


By: ____________________________    _____________________________________
          Aram H. Keith,                          (Signature)
      Chief Executive Officer


By: ____________________________
        Gary C. Campanaro,
      Chief Financial Officer

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